UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 5, 2010

Scores Holding Company, Inc.
(Exact name of registrant as specified in its charter)

Utah	000-16665	87-0426358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

533-535 West 27th St., New York, NY	10001
(Address of Principal Executive Offices)	(Zip Code)

(212) 868-4900
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 5, 2010, we entered into a license agreement (the “License Agreement”) with Burhill LLC (the “Licensee”) pursuant to which the Licensee will license the Scores trademarks and create, distribute, advertise and promote programming content in all forms of media using the Scores trademarks and conducting business under the name “Scores.”  The Licensee has agreed to pay us a non-refundable royalty equal to five percent (5%) of the revenues of the Licensee earned in connection with the Licensee’s use of the Scores trademarks, net of actual local sales taxes paid and including any and all licensing fees charged to third parties for the use of the programming content owned and/or distributed by the Licensee.  The Licensee is wholly owned by Robert M. Gans, our President and Chief Executive Officer and owner of Mitchell’s East LLC, our majority stockholder.

The foregoing summary description of the License Agreement is qualified in its entirety by reference to the full text of the License Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On August 6, 2010, our Board of Directors (the “Board”) adopted our 2010 Equity Incentive Plan (the “2010 Plan”).  The 2010 Plan provides for the issuance of both non-statutory and incentive stock options and other awards to acquire up to 20,000,000 shares of our common stock.

The foregoing summary description of the 2010 Plan is qualified in its entirety by reference to the full text of the 2010 Plan and related form of option agreement for the 2010 Plan, copies of which are attached as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

On August 6, 2010, the Board approved a form of director and officer indemnification agreement (the “Agreement”) to provide indemnification to the full extent provided in our Bylaws.  The Board approved specific agreements for all of our directors.

The foregoing summary description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2010, we appointed Robert M. Gans as our President and Chief Executive Officer and as a member of our Board.

For the past forty two years Mr. Gans has owned and operated companies in the building materials business, as well as gentlemens' clubs, restaurants, and several commercial and residential real estate properties.  Mr. Gans has either been the President, Managing Member, or sole owner of all of the companies in which he has been involved. None of the companies was or is a public company.  Mr. Gans is 67 years old.

Mr. Gans will serve in his capacity as a director until the next annual meeting of our shareholders or until his successor is duly elected and qualified or his earlier death, resignation or removal in accordance with our Bylaws.

Robert Gans and Martin Gans, one of our existing Board members, are brothers.

Also on August 6, 2010, we appointed Howard Rosenbluth as our Treasurer and Chief Financial Officer.

For the past five years Mr. Rosenbluth has been the Chief Financial Officer / Accountant for a diverse group of companies which operate wholesale/retail building material stores, including Metropolitan Lumber, Hardware & Building Supplies, Inc. which is wholly owned by Robert Gans, gentlemens' clubs, and commercial and residential real estate properties.  Mr. Rosenbluth has a Master degree in Business Administration.  Mr. Rosenbluth is 63 years old.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 6, 2010, our majority stockholder, Mitchell’s East LLC, owning 53.8% of our issued and outstanding capital stock executed a written consent in lieu of a meeting and approved the 2010 Plan.  Robert M. Gans, our President and Chief Executive Officer and a director, is the sole owner of Mitchell’s East LLC.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

10.1	License Agreement by and between Scores Holding Company, Inc. and Burhill LLC.

10.2	Scores Holding Company, Inc., 2010 Stock Incentive Plan.

10.3	Form of Option Agreement for the 2010 Plan.

10.4	Form of Director and Officer Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Scores Holdings Company, Inc.

Dated: August 12, 2010	By:	/s/ Howard Rosenbluth
Name: Howard Rosenbluth
Title: Chief Financial Officer